================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              WAYNE BANCORP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                        [WAYNE BANCORP, INC. LETTERHEAD]

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                            TO BE HELD APRIL 19, 2001


TO THE HOLDERS OF COMMON SHARES:

         Notice is hereby given that pursuant to the call of its Directors, the annual meeting of Wayne Bancorp, Inc. will be held at MEMORIES PARTY & CONFERENCE CENTER, 2437-B BACK ORRVILLE ROAD, WOOSTER, OHIO on April 19, 2001 at 2:00 p.m., for the purpose of considering and voting upon the following matters as more fully described in the attached Proxy Statement dated March 19, 2001:

         1. Election of Directors: To elect the four (4) directors named in the attached Proxy Statement.

         2. To Ratify the engagement of Crowe, Chizek and Company LLP as the independent auditors of the company.

         3. Taking action on any other matter which may be brought before said meeting or any adjournment thereof.

         Stockholders of record at the close of business on February 28, 2001 will be entitled to vote the number of shares held of record in their names on that date. The transfer books will not be closed. The date of this notice is March 19, 2001.

                                             By Order of the Board of Directors

                                             /s/ Jimmy D. Vaughn

                                             Jimmy D. Vaughn, Secretary


                                   IMPORTANT

All Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign the enclosed Proxy and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the Proxy will not be used if so requested by you.

                                PROXY STATEMENT

                                 March 19, 2001

                                    GENERAL

         This statement is furnished in connection with the solicitation of proxies to be used at the Annual Stockholders' Meeting of Wayne Bancorp, Inc., an Ohio Corporation (the "Company"), to be held on April 19, 2001 at 2:00 p.m. at Memories Party and Conference Center, 2437-B Back Orrville Road, Wooster, Ohio, or any adjournment thereof. A stockholder, without affecting any vote previously taken, may revoke his/her Proxy by giving notice to the Secretary of the Company (Jimmy D. Vaughn) in writing prior to 1:00 p.m., on April 19, 2001; by a subsequently dated proxy; or by request for the return of the Proxy in person at the Annual Meeting. The presence at the meeting of the person appointing a Proxy, does not in and of itself revoke the appointment.

         The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

         The cost of preparing, assembling and mailing the Proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the Proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Proxy material is first being mailed to stockholders on or about March 19, 2001.

                               VOTING SECURITIES

         As of February 28, 2001, the number of shares of common stock (there being no other class of stock) outstanding and entitled to vote at the Annual Stockholders' Meeting is 4,595,869 including 43,613 shares held by the Wayne County National Bank Trust Department as sole trustee, which will be voted in the election of Directors. Only those stockholders of record at the close of business on February 28, 2001 shall be entitled to vote. At that date there were 1,357 stockholders of record including individuals and corporations. There were 7,082,782 shares authorized but unissued and 321,349 shares held as treasury stock at that date. Each share of stock outstanding is entitled to one vote on each matter being considered at the meeting.

         In regard to voting for Proposal 1, Election of Directors, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal, or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted for the election of the nominees and for each of the proposals presented. The four Directors receiving the greatest number of votes will be elected. The ratification of independent auditors will require the majority vote of the shares of Common Stock represented at the meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         The Code of Regulations of Wayne Bancorp, Inc. provides that the number of Directors of the Company shall be twelve (12) (divided into three classes) unless changed by a two-thirds majority vote of the "Continuing Directors" (as defined in the Company's Code of Regulations), however, in no event shall the number of Directors elected be increased by greater than two positions in any one year. The Board of Directors has set the number of Directors to be elected at this Annual Meeting at four (4), with these four Directors serving until the 2004 Annual Meeting of Stockholders.

         The following persons named have been nominated for election to serve as indicated or until their successors have been elected and have qualified. It is the intention of the persons named in the Proxy to vote for the election of the following four nominees to the Class of Directors serving until the 2004 Annual Meeting of Stockholders.

                                                                                       Year First
Name of Director           Principal Occupation for the Past Five Years              Became Director    Age
-----------------------------------------------------------------------------------------------------------
Gwenn E. Bull              Chief Financial Officer, Legend Micro, Inc., since             1995          52
                           1999; Controller, Legend Micro, Inc., 1997-1999,
                           builders of custom computers.  Certified Public
                           Accountant, General Manager, Croskey
                           Hostetler & Mapes, CPA Firm 1985-1997.

David L. Christopher       Chairman of the Board, Wayne Bancorp, Inc.                     1987          60
                           and Chairman of the Board, Wayne County
                           National Bank since 1990. President, Wayne
                           National Corporation since 1987.

Dennis B. Donahue          Chairman and CEO, Will-Burt Company, Inc.,                     1993          61
                           since January 1, 2000, President and CEO,
                           Will-Burt Company, Inc. since 1995, machine
                           fabrication and assembly.

Jeffrey E. Smith           President, Jeff Smith Aircraft, Ltd., since 1997,              1993          50
                           buyer, seller and broker of used aircraft. Partner,
                           JMJ Investments, since 1995, a partnership that
                           invests in oil and gas related properties.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES.

                         DIRECTORS CONTINUING IN OFFICE

         The persons named below are now serving as Directors of the Company for terms expiring at the Annual Meeting of Stockholders in 2002 and 2003.

                                                                                       Year First
Name of Director           Principal Occupation for the Past Five Years              Became Director    Age
-----------------------------------------------------------------------------------------------------------
                           Terms Expiring at the Annual Meeting in 2002
                           --------------------------------------------
James O. Basford           Chairman, Paha-Que Industries, Inc., since 1996,               1990          69
                           manufacturer of outdoor tents, San Diego California.
                           Retired CEO and Chairman, Buckeye Corrugated, Inc,
                           1978-1995.

                                                                                       Year First
Name of Director           Principal Occupation for the Past Five Years              Became Director    Age
-----------------------------------------------------------------------------------------------------------
John C. Johnston, III      Partner, with the law firm of Critchfield, Critchfield,        1996          51
                           and Johnston, since 1987.

Philip S. Swope            Vice Chairman, Wayne Bancorp, Inc. since 2000,                 1998          58
                           President, Wayne Bancorp, Inc. 1998-2000,
                           Chairman of Chippewa Valley Bank since 1997;
                           President and CEO of Chippewa Valley Bank since 1987.

David E. Taylor            President, Taylor Agency Inc., since 1987;                     1992          49
                           Independent Insurance Agency.


                           Terms Expiring at the Annual Meeting in 2003
                           --------------------------------------------
David P. Boyle             President and CEO, Wayne Bancorp, Inc. effective               2000(1)       37
                           January 1, 2001, President, Wayne Bancorp, Inc.
                           since 2000, President and CEO, Wayne County
                           National Bank, effective January 1, 2001, President
                           and COO, Wayne County National Bank 1999 to
                           2000, Treasurer, Wayne Bancorp, Inc, since 1998,
                           Executive Vice President and Chief Financial Officer,
                           Wayne County National Bank, 1997 - 1999, Senior
                           Vice President and Chief Financial Officer, Wayne
                           County National Bank, 1996-1997.

B. Diane Gordon            Executive Director, Greater Wayne County                       1996          52
                           Foundation, since 1998 Charitable Foundation;
                           Vice President of Finance, Buckeye Corrugated, Inc.,
                           1990 to 1998; corrugated container manufacturing.

Stephen L. Shapiro         Chairman of the Board, Wooster Iron & Metal Co.                1996          54
                           since 1995; metal recycling company.  President
                           and CEO, Metalics Recycling Co. since 1990.

Bala Venkataraman          President and CEO, Magni-Power Company,                        1995          56
                           since 1990; metal fabrication and manufacturing.

         The business experience of each of the above listed nominees and Directors continuing in office during the past five years was that typical of a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees has had the same position or another executive position with the same employer during the past five years.

(1) Appointed to the Board of Directors on May 17, 2000 upon vote of the Board of Directors as provided in the Code of Regulations of the Corporation.

                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The audit committee of the Board of Directors of Wayne Bancorp, Inc. engaged Crowe, Chizek and Company LLP to serve as the independent auditors for the Company and its' subsidiaries for 2000.

         It is the intention of the Audit Committee and Board of Directors of Wayne Bancorp, Inc. to engage Crowe, Chizek and Company LLP as the independent auditors to audit the financial statements of the Company for 2001 (subject to ratification by the stockholders of Wayne Bancorp, Inc.).

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE EMPLOYMENT OF THE INDEPENDENT AUDITORS.

         Representatives of Crowe, Chizek and Company LLP are expected to be present at the Annual Stockholders' Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                          THE FOLLOWING IS A SUMMARY OF
                   COMMON STOCK OWNERSHIP OF SENIOR MANAGEMENT
                           AND THE BOARD OF DIRECTORS

                                   Amount and Nature of                                Percent of Common
Name of Beneficial Owner           Beneficial Ownership                                Stock Ownership (1)
----------------------------------------------------------------------------------------------------------
James O. Basford                      3,699 shares (2)                                        .08%
David P. Boyle *                     17,057 shares (3)                                        .37%
Gwenn E. Bull                         2,755 shares (4)                                        .06%
David L. Christopher                 28,664 shares (5)                                        .62%
Dennis B. Donahue *                   4,474 shares (6)                                        .10%
B. Diane Gordon *                    16,120 shares (7)                                        .35%
John C. Johnston, III                12,392 shares (8)                                        .27%
Stephen L. Shapiro *                  6,006 shares (9)                                        .13%
Jeffrey E. Smith *                   12,914 shares (10)                                       .28%
Philip S. Swope                      12,627 shares (11)                                       .27%
David E. Taylor *                     5,167 shares (12)                                       .11%
Bala Venkataraman *                  16,826 shares (13)                                       .36%
F. Bill Damron *                      7,844 shares (14)                                       .17%
Richard L. Holcombe                   1,739 shares (15)                                       .04%
Stephen E. Kitchen                   11,992 shares (16)                                       .26%
Jimmy D. Vaughn                      11,806 shares (17)                                       .25%
Directors and Executive
 Officers as a Group (16 Persons)   175,043 shares (18)                                      3.78%
----------------------------------------------------------------------------------------------------------

(1) The calculation of percent of common stock ownership is based on total outstanding shares of 4,636,669, calculated as of February 28, 2001, and includes options to purchase common stock through the exercise of vested stock options that are exercisable within 60 days of the Record Date.
(2)  Includes 2,000 shares that may be acquired pursuant to stock options.
(3) 4,457 shares are held in trust for Mr. Boyle, President and Chief Executive Officer of the Company and Wayne County National Bank, and 5,600 shares may be acquired pursuant to stock options.
(4)  Includes 2,000 shares that may be acquired pursuant to stock options.
(5) 11,875 shares are held in trust for Mr. Christopher, Chairman of the Company and Wayne County National Bank, 5,600 shares may be acquired pursuant to stock options, and 7,056 shares are owned by Mr. Christopher's spouse.

(6) Includes 2,000 shares that may be acquired pursuant to stock options, and 918 shares are owned by Mr. Donahue's spouse.
(7) 13,200 shares are held in trust for Mrs. Gordon in "street name," and 2,000 shares may be acquired pursuant to stock options.
(8) 4,692 shares are held in trust for Mr. Johnston in "street name," and 2,000 shares may be acquired pursuant to stock options.
(9) 4,000 shares are held for Mr. Shapiro in "street name," and 2,000 shares may be acquired pursuant to stock options.
(10) 4,700 shares are held in "street name," 2,000 shares may be acquired pursuant to stock options, 969 shares are owned for Mr. Smith's minor children, and 1,300 shares are held in a trust whom Mr. Smith is the Trustee.
(11) 842 shares are held in trust for Mr. Swope, Vice Chairman of the Company and Chairman, President and Chief Executive Officer of the Chippewa Valley Bank, 5,290 shares are held in trust for Mr. Swope in "street name," 5,600 shares may be acquired pursuant to stock options and 895 shares are owned by Mr. Swope's spouse.
(12) Includes 2,000 shares that may be acquired pursuant to stock options.
(13) 7,067 shares are held in trust for Mr. Venkataraman in "street name," and 2,000 shares may be acquired pursuant to stock options.
(14) 5,626 shares are held in trust for Mr. Damron, Vice President of the Company and Executive Vice President and Chief Loan Officer of the Wayne County National Bank, and 2,000 shares may be acquired pursuant to stock options.
(15) 676 shares are held in trust for Mr. Holcombe, Executive Vice President of Chippewa Valley Bank, 1,000 shares may be acquired pursuant to stock options, and 45 shares are owned by Mr. Holcombe's spouse.
(16) 5,896 shares are held in trust for Mr. Kitchen, Executive Vice President and Senior Trust Officer of the Wayne County National Bank, and 1,000 shares may be acquired pursuant to stock options.
(17) 7,141 shares are held in trust for Mr. Vaughn, Secretary of the Company and Executive Vice President of the Wayne County National Bank, 2,000 shares may be acquired pursuant to stock options, and 315 shares are held by Mr. Vaughn's minor children.
(18) Includes shares held in the Company ESOP plan not allocated to participants.

* Denotes participation in the Wayne Bancorp, Inc. Deferred Compensation Plan as described herein.

                SECURITY OWNERSHIP OF COMMON STOCK IN EXCESS OF
                       FIVE PERCENT OF OUTSTANDING SHARES

         Listed in the following table are the beneficial owners as of February 28, 2001 of more than five percent of the Company's outstanding common stock who are known to the Company.

                    Name & Address of       Amount and Nature of        Percent of Common
Title of Class      Beneficial Owner        Beneficial Ownership       Stock Ownership (1)
------------------------------------------------------------------------------------------
Common              Wayco & Company (2)           606,303                     13.08%

(1) The calculation of percent of common stock ownership is based on total outstanding shares of 4,636,669 and calculated as of February 28, 2001, and includes options to purchase common stock through the exercise of vested stock options that are exercisable within 60 days of the Record Date.
(2) Wayco & Company is a partnership formed for the purpose of holding legal title, as nominee, to securities designated by the Wayne County National Bank with respect to the business of its Trust Department. It holds 43,613 shares (.94 percent of the total number of shares outstanding) as sole trustee and 438,342 shares (9.45 percent of the total number of shares outstanding) as trustee subject to revocable trusts and agency agreements.

       MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD AND
                             DIRECTOR COMPENSATION

         During the last fiscal year, the Board of Directors held 12 regularly scheduled meetings. All of the incumbent directors and each nominee standing for re-election, with the exception of Mr. Basford, attended 75% or more of those meetings, and the meetings held during the fiscal year by all board committees on which they served.

         Each director received $950 per month as a fee for serving on the Board of Directors of the Company. Each Director of the Company, with the exception of Mr. Swope, also served on the Board of Directors of the Wayne County National Bank. This Board meets quarterly and there are no additional fees paid to them for those meetings. Mr. Swope and Mr. Boyle serve on the Board of Directors of the Chippewa Valley Bank and they receive no fees for those Board positions.

         In addition to cash compensation for 2000, each Director of the Company was granted options to purchase 1,000 shares of the common stock of the Company for $18.00 per share. The options vested on December 20, 2000 and expire on December 20, 2010.

         The Audit Committee makes recommendations to the Board of Directors concerning the selection and engagement of the Company's independent auditors and reviews with them the scope and status of the audit, the fees for services performed by them, and the results of the completed audit. The Committee also reviews and discusses with the internal audit department, management and the Board of Directors, such matters as audit procedures, scope of the audits and results of the examinations by regulatory authorities. The Audit Committee was composed of Mrs. Bull and Messrs. Donahue, Johnston, and Venkataraman. The Audit Committee met 10 times in 2000.

         The Nominating Committee is comprised of members of the Board of Directors who are not being considered for re-election. This Committee met once in 2000 to nominate stockholders to serve on the Board of Directors until the Annual Meeting in 2004. The Committee will consider nominees recommended by stockholders. Any stockholder desiring to submit any such recommendation should send the name, age, biographical information, and additional information required pursuant to the Code of Regulations of the Company (a copy of which may be obtained from the Secretary of the Company) concerning a proposed nominee to the President and CEO of the Company at 112 West Liberty Street, P.O. Box 757, Wooster, Ohio 44691.

         The Compensation/Employee Benefits Committee was composed of Mrs. Gordon and Messrs. Donahue, Johnston, Shapiro, Taylor and Venkataraman. This Committee met four times in 2000. The function of this Committee is to review and recommend personnel policies, general wage policies and fringe benefits. Please see the portion of this Proxy Statement entitled "EXECUTIVE COMPENSATION AND OTHER INFORMATION" for a discussion of the Committee's report on compensation issues.

     THE FOLLOWING PERSONS ARE EXECUTIVE OFFICERS OF THE CORPORATION OR ITS
                                   AFFILIATES

Name                                    Age
----                                    ---
David L. Christopher                     60          Chairman of the Board, Wayne
                                                     Bancorp, Inc., and Chairman of the
                                                     Board, Wayne County National Bank
                                                     since 1990; President Wayne
                                                     National Corporation since 1987.

Philip S. Swope                          58          Vice Chairman, Wayne Bancorp, Inc.,
                                                     since 2000. Chairman, Chippewa
                                                     Valley Bank since 1997; President
                                                     and Chief Executive Officer,
                                                     Chippewa Valley Bank Since 1987.

Name                                    Age
----                                    ---
David P. Boyle                           37          President and CEO, Wayne Bancorp,
                                                     Inc. effective January 1, 2001,
                                                     President, Wayne Bancorp, Inc.
                                                     since 2000, President and CEO,
                                                     Wayne County National Bank,
                                                     effective January 1, 2001,
                                                     President and COO, Wayne County
                                                     National Bank 1999 to 2000,
                                                     Treasurer, Wayne Bancorp, Inc,
                                                     since 1998, Executive Vice
                                                     President and Chief Financial
                                                     Officer, Wayne County National
                                                     Bank, 1997 - 1999, Senior Vice
                                                     President and Chief Financial
                                                     Officer, Wayne County National
                                                     Bank, 1996-1997. Vice President and
                                                     Treasurer Wayne National
                                                     Corporation since 1991.

F. Bill Damron                           62          Vice President, Wayne Bancorp,
                                                     Inc., since 1995, Senior Executive
                                                     Vice President and Chief Loan
                                                     Officer, Wayne County National Bank
                                                     since 1987.

Jimmy D. Vaughn                          59          Secretary, Wayne Bancorp, Inc.,
                                                     since 1990. Executive Vice
                                                     President, Operations and Data
                                                     Processing, Wayne County National
                                                     Bank since 1987.


Richard L. Holcombe                      53          Executive Vice President,
                                                     Operations, Chippewa Valley Bank,
                                                     since 1999, Senior Vice President,
                                                     Operations, Chippewa Valley Bank
                                                     since 1997, Vice President,
                                                     Operations, Chippewa Valley Bank
                                                     since 1983.

Stephen E. Kitchen                       49          Executive Vice President and Senior
                                                     Trust Officer, Wayne County
                                                     National Bank since 1988.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Compensation

         The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chairman and the other four most highly compensated Executive Officers whose compensation exceeded $100,000 in 2000, for the fiscal years ended December 31, 2000, 1999 and 1998, or such shorter period for which such executives have been affiliated with the Company.



                           SUMMARY COMPENSATION TABLE

                                                                                                  Long-term
                                                        Annual Compensation                     Compensation
                                               --------------------------------------------    --------------
Name and Principal                                                           Other Annual         Option #           All Other
Position                          Year         Salary         Bonus(1)      Compensation(2)    Awards(shares)    Compensation(3)(4)
-----------------------------------------------------------------------------------------------------------------------------------
David L. Christopher              2000       $241,650          $91,138          $    0                  0             $29,708
Chairman, Wayne Bancorp,
Inc., Chairman Wayne              1999        217,177           94,834           3,543              8,400              27,608
County National Bank
                                  1998        200,391           81,519           4,775                                 20,255

                                                                                                  Long-term
                                                        Annual Compensation                     Compensation
                                               --------------------------------------------    --------------
Name and Principal                                                           Other Annual         Option #           All Other
Position                          Year         Salary         Bonus(1)      Compensation(2)    Awards(shares)    Compensation(3)(4)
-----------------------------------------------------------------------------------------------------------------------------------
Philip S. Swope(5)                   2000        $138,611          $20,782        $3,663             6,400            $13,264
Vice Chairman, Wayne
Bancorp, Inc., Chairman,             1999         123,251           29,945         2,503            12,200             11,318
President and Chief Executive
Officer, Chippewa Valley Bank        1998         113,667           20,000             0                                2,619

David P. Boyle                       2000        $132,982          $49,531        $3,968             6,400            $14,007
President and Chief
Executive Officer,                   1999         112,719           51,837         3,413            12,200             11,691
Wayne Bancorp, Inc.,
President and Chief                  1998          96,354           41,618         3,563                               14,800
Executive Officer, Wayne
County National Bank

F. Bill Damron                       2000        $122,680          $48,513        $    0                 0            $28,081
Vice President, Wayne
Bancorp, Inc., Senior                1999         117,404           54,145             0             3,000             25,979
Executive Vice President
and Chief Loan Officer,              1998         109,781           47,195          559                                19,381
Wayne County National
Bank

Jimmy D. Vaughn                      2000        $ 93,129          $36,324        $    0                 0            $21,929
Secretary, Wayne
Bancorp, Inc., Executive             1999          89,603           41,649         1,390             3,000             20,714
Vice President, Wayne
County National Bank                 1998          84,838           36,469         3,975                               15,634
------------------------------------------------------------------------------------------------------------------------------------


(1) Includes cash portion of Profit Sharing bonus paid and incentive compensation as explained herein.
(2) Comprised of reimbursement of 20 percent of the cost to purchase up to 1,000 shares of Company stock and incentives under the Trust Referral Program.
(3) Represents equal annual contributions to the Profit Sharing and ESOP Plans of the Company for the year ended 1998.
(4)  Represents contributions to the ESOP and 401(k) plans for 1999 and 2000.
(5) Mr. Swope's salary for 1998 includes his salary as President of the Chippewa Valley Bank and President of the Company.


2000 Stock Option Grants Table

         The following table sets forth stock options granted to the Company's Chairman and the Company's four other most highly compensated Executive Officers during 2000 under the Company's 1999 Incentive Stock Option Plan. Under Securities and Exchange Commission (SEC) regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen the "five percent/ten percent" formula approved by the SEC. However, the ultimate value will depend on the market value of the Company's stock at a future date, which may not correspond to the projections below.

                                                                                        Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                                                                       of Stock Price Appreciation
                                    Individual Grants                                        for Option Term
---------------------------------------------------------------------------------------      ----------------
                                      % of Total
                                    Options Granted       Exercise
                          Options    to Employees         Price (2)
Name                     Granted(1)     in 2000           Per Share     Expiration Date          5%         10%
------------------------------------------------------------------------------------------------------------------
David L. Christopher           0          0.0%              $    0                            $     0    $      0

Philip S. Swope            6,400         43.2%               15.50     December 13, 2010       62,386     158,099

David P. Boyle             6,400         43.2%               15.50     December 13, 2010       62,386     158,099

F. Bill Damron                 0          0.0%                   0                                  0           0

Jimmy D. Vaughn                0          0.0%                   0                                  0           0
------------------------------------------------------------------------------------------------------------------

(1) Options granted in 2000 are incentive stock options. The options granted fully vest on December 15, 2003. These options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. (All of these options become immediately exercisable in the event of a change in control of the Company.)
(2)  Exercise price was the fair market value on the date of grant.

2000 Stock Option Exercises and Year-End Value Table

         The following table sets forth the number and value of all stock options held by Executive Officers at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's stock on December 31, 2000. On that date, the Company's named Executive Officers held no exercisable options which were "in-the-money" as discussed in the following table. In addition, the table sets forth the number of options exercised by each of the named Executive Officers during 2000 and indicates the amount of value realized upon such exercise. There were no exercises of options in 2000.

                                                                                        Value ($) of
                                                                       Number (#) of    In-the-money
                                                                        Unexercised      Unexercised
                                                                         Options-         Options-
                                                                         12/31/00        12/31/00(2)
                                                                         --------        -----------
                           Shares Acquired           Net Value($)      Exercisable/     Exercisable/
Name                          on Exercise            Realized (1)      Unexercisable   Unexercisable
-----------------------------------------------------------------------------------------------------
David L Christopher                  0                   $0            8,400
                                                                       5,600/2,800      $0/$0

Philip S. Swope                      0                    0            18,600
                                                                       5,600/13,000     $0/$7,200

David P. Boyle                       0                    0            18,600
                                                                       5,600/13,000     $0/$7,200

F. Bill Damron                       0                    0            3,000
                                                                       2,000/1,000      $0/$0

Jimmy D. Vaughn                      0                    0            3,000
                                                                       2,000/1,000      $0/$0
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Represents estimated market value of the Company's common stock at exercise date, less the exercise price.
(2) Represents estimated market value of the Company's common stock at December 31, 2000, less the exercise price. For those executive officers with unexercised options the exercise prices of which were greater than the fair market value of the Company's stock as of December 31, 2000, no values are stated.
--------------------------------------------------------------------------------

                      REPORT OF THE COMPENSATION COMMITTEE

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman, and if applicable, the four other most highly compensated executive officers, whose aggregate compensation exceeded $100,000 during the Company's fiscal year. The disclosure requirements, as applied to the Company, include the Company's Chairman, Vice Chairman, President and CEO, Vice President and Secretary and include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals. The Company is a holding company and owns two significant operating subsidiaries, the Wayne County National Bank and the Chippewa Valley Bank. The Company has no direct employees. All disclosures contained in this Proxy Statement regarding executive compensation relate to the compensation paid by the subsidiary banks. The Compensation/Employee Benefits Committee of the Company has the responsibility of determining the compensation policy and practices and making recommendations to the full Board with respect to specific compensation of the Chairman and other executive officers. At the direction of the Board of Directors, the Committee has prepared this report for inclusion in this Proxy Statement.

Compensation Philosophy

         This report reflects the Company's compensation philosophy as endorsed by the Board of Directors and the Committee and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting this report. The Committee approves and recommends to the Board of Directors payment amounts and award levels for executive officers of the Company and its subsidiaries.

     The executive compensation program of the Company has been designed to:

          - Support a pay-for-performance policy that awards executive officers for Company performance.
          -    Motivate key senior officers to achieve strategic business initiatives and reward them for their achievement, and
          -    Provide compensation opportunities, which are comparable to those, offered by other financial institutions, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success.

         At present, the executive compensation program is comprised of base salary and annual cash and stock incentive opportunities.

         Other than base salary and participation in the Company's Senior Officer Incentive Compensation Plan and 1999 Incentive Stock Option Plan for Messrs. Christopher, Swope, Boyle, Damron, Vaughn, Holcombe and Kitchen discussed below, additional benefits available to this group of officers are equivalent to that for all other employees and are determined at the discretion of the Board of Directors.

Base Salaries

         On December 8, 1999 the Committee met to review and approve amendments to the compensation for all employees. David L. Christopher, Chairman of the Company and David P. Boyle, President of the Company were both present at the meeting to present their views in regard to management and other salaried and hourly employees, but were not present at the point in time that their compensation was discussed by the Committee. Compensation decisions are made after a review is performed of the performance of executive officers in relation to the goals of the Company. At this meeting, the Committee proposed a base salary commencing on January 1, 2000 for Mr. Christopher of $230,000, for Mr. Swope of $125,000, for Mr. Boyle of $125,000, for Mr. Damron of $122,430, and for Mr. Vaughn of $91,670. These salaries were subsequently approved by the Board of Directors. Their salaries were a result of a review of the performance of the Company for the year ended December 31, 1999, and of specific surveys, based on asset size, regarding peers of the Company, the Wayne County National Bank and the Chippewa Valley Bank including the following:

          1.   Ohio Bankers Association surveys reviewing Ohio banks.
          2. Studies prepared by Crowe, Chizek and Company LLP the Company's external auditors.
          3. Bank Administration Institute surveys reviewing all Ohio banks in Region 5, the region of Wayne County National Bank and Chippewa Valley Bank.

         The Committee reviewed all these surveys and blended the results to determine the average compensation for various positions including that of the Chairman, Vice Chairman, President and Chief Executive Officer, Vice President and Secretary. The committee then set a range between 75 percent and 125 percent of the average in order to determine the base salary for Messrs. Christopher, Swope, Boyle, Damron, and Vaughn. In each case, the base compensation falls within this range. The Compensation committee believes that the salaries paid to these executive officers is justified based on the performance of the Company and the Banks relative to their peers.

         The five named executive officers of the Company and certain other officers participated in the "Senior Officer Incentive Compensation Plan." Under this plan, which was adopted in 1994, payments are made to such officers only if the net operating profits of the Banks exceed 15% of total operating income. In determining the bonus to be paid, a sliding scale is used to determine the total bonus pool available and individual bonuses are calculated based upon the participant's salary relative to the total salaries of those participating in the plan. The aggregate amount paid under this plan in 2000 was approximately $419,000. The amounts received under the plan by the listed executive officers are included in the compensation table set forth above.

         The Company has entered into Change in Control Agreements with the named executive officers. The agreements provide for payment (in lieu of salary) to Messrs. Christopher, Swope, Boyle, Damron and Vaughn, an amount equal to 96% of the sum of the individual's compensation, including bonus, paid in the last whole calendar year prior to termination of employment due to a change in control. Messrs. Christopher, Swope, Boyle and Damron's agreements call for these payments for 3 years and Mr. Vaughn's agreement calls for these payments for 2 years.

         If the employment of Messrs. Christopher, Swope, Boyle and Damron had been terminated as of December 31, 2000 under circumstances entitling them to severance pay as described above, they would have received 36 payments of approximately $24,300 for Mr. Christopher, $11,500 for Mr. Swope, $13,400 for Mr. Boyle, $13,700 for Mr. Damron, and. Mr. Vaughn would have been entitled to 24 payments of $10,600.

                    Submitted by the Compensation Committee

            Dennis B. Donahue   B. Diane Gordon   John C. Johnston, III
             Stephen L. Shapiro   David E. Taylor   Bala Venkataraman

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The Compensation/Employee Benefits Committee of Wayne Bancorp, Inc. is composed of six directors; Mrs. Gordon and Messrs. Donahue, Johnston, Sharpiro, Taylor and Venkatataman. No member during the year ended December 31, 2000, or in years prior, was an officer or employee of the Company or any of its subsidiaries. Directors Christopher and Boyle, Chairman and President of the Company respectively, also participated in deliberations of the Committee concerning executive officer compensation, but neither were present at the point in time that their compensation was discussed by the committee.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of Forms 3, 4 and 5, and amendments thereto, furnished to the Company, or representations that no Form 5's were required, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

                                    AUDITORS

         During 2000, the Company engaged Crowe, Chizek and Company LLP (Crowe Chizek) to provide audit services for the Company and its subsidiaries and to provide certain non-audit services including advice on accounting, tax, and reporting matters. Pursuant to the recommendation of the Audit Committee, the Board of Directors has retained Crowe Chizek as its independent auditors for 2001. A representative of Crowe Chizek will be at the Annual Meeting of Shareholders and such representative will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Wayne Bancorp, Inc. Board of Directors (the "Committee") is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Committee operates under a written charter adopted by the Board of Directors, which is attached hereto as Exhibit A. The Committee has reviewed and discussed with management the audited financial statements of the Company for the year-ended December 31, 2000. In addition, the Committee has discussed with Crowe Chizek, the independent auditing firm for the Company, the matters required by Statements on Auditing Standards No. 61, Communications with the Audit Committees.

         The Committee also has received the written disclosures from Crowe Chizek required by Independence Standards Board Standard No. 1, and have discussed with Crowe Chizek its independence from the Company.

         Based on the foregoing discussions and reviews, the Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report for the year ended December 31, 2000.

         In accordance with rules issued in 2000 related to auditor independence, the table below shows fees for services rendered by Crowe Chizek to the Company and its affiliates during fiscal year 2000.

         Audit fees                                                             $66,100
         Financial Information Systems Design and Implementation Fees           $     0
         All Other Fees                                                         $41,203

         The Committee has been provided with information regarding the services provided by Crowe Chizek and has considered the compatibility of such services with maintaining auditors' independence.

                        Submitted by the Audit Committee
 Gwenn E. Bull   Dennis B. Donahue   John C. Johnston, III   Bala Venkataraman

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following affiliations exist between the Company and Executive Officers, Nominees or Directors;

         Mr. Christopher is one of several partners in Wayco and Company, a partnership formed for the purpose of holding legal title, as a nominee, to securities designated by the Wayne County National Bank with respect to the business of its Trust Department.

         Mr. Christopher is President and Mr. Boyle is Vice President and Treasurer of Wayne National Corporation. Wayne National Corporation is a wholly owned subsidiary of the Wayne County National Bank. Wayne National Corporation is a 20 percent general partner in NB5 Financial Services. NB5 Financial Services is engaged in leverage lease financing, direct leasing and other financial products. As of December 31, 2000, NB5 Financial Services was no longer actively engaged in any leasing activities, and was dissolved during December of 2000.

         Mr. Johnston is a partner with the law firm of Critchfield, Critchfield and Johnston. The Company believes the terms of all payments were as favorable as could have been obtained from unaffiliated parties.

         Some of the Directors, Officers and greater than 5% shareholders of Wayne Bancorp, Inc., their immediate families and companies with which they are associated were customers of and had banking relationships with either the Wayne County National Bank or the Chippewa Valley Bank in the ordinary course of those Banks' businesses from the beginning of 2000 to present. All loans and commitments to loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management of the Banks do not involve more than a normal risk of collectibility or present other unfavorable features.

                                 OTHER BUSINESS

         If any other business is brought before the meeting, your vote will be made by your Proxy or may be revoked by you prior to its exercise. Management at present knows of no other business to be presented.

                           PROPOSALS FOR 2002 MEETING

         A stockholder who desires to have a proposal printed in the 2002 Proxy Statement must submit that proposal no later than November 15, 2001. The proposal should be mailed to the President and CEO of Wayne Bancorp, Inc., P.O. Box 757, Wooster, Ohio 44691. To introduce an item of business at the Company's Annual Meeting in 2002, even if such item is not to be included in the Company's Proxy Statement, a shareholder must send notice of such proposal item of business to the Company's President and CEO at the address set forth above including a description of such proposal, the reason for its inclusion, and materials in support of such proposal. Such items must be received no later than January 26, 2002.

                                              By Order of the Board of Directors

                                              /s/ Jimmy D. Vaughn

Dated March 19, 2001                          Jimmy D. Vaughn, Secretary



                        [WAYNE BANCORP, INC. LETTERHEAD]

                                   EXHIBIT A

                              WAYNE BANCORP, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   AUDIT COMMITTEE PURPOSE

          The Audit Committee is appointed by the Chairman of the Board to assist the Board of Directors in fulfilling its oversight responsibilities.

          The Audit Committee's primary responsibilities are to:

               - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

               - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

               - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

          The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

          Audit Committee members shall meet the requirements of the NASD Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Chairman of the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

          Audit Committee members shall be appointed by the Chairman of the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

          The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

                  Audit Committee Responsibilities and Duties

Review Procedures
-----------------
1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include communication with management and independent auditors of significant issues regarding accounting principles, practices, and judgements.

3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's response.

4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61(see item 9). The Chair of the Committee may represent the entire Audit Committee for the purpose of this review.

Independent Auditors
--------------------

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors any significant relationships they have with the Company that could impair the auditor's independence.

8. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management, and internal audits and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to the audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditor's judgement about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance
----------------------------------------------

11. Review the budget, plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

12. Review the appointment, performance, and replacement of the senior internal audit officer.

13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

 14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or government agencies.

Other Audit Committee Responsibilities
--------------------------------------

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's proxy statement.

16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Other Optional Charter Disclosures
----------------------------------

18.  Periodically perform self--assessment of audit committee performance.

                          ----------------------------
                          RETURN IN ENCLOSED ENVELOPE
                          ----------------------------

                              WAYNE BANCORP, INC.

                            PROXY FOR ANNUAL MEETING

                                     PROXY

Know all men by these presents that I, the undersigned Shareholder of Wayne Bancorp, Inc., Wooster, Ohio, do hereby nominate, constitute and appoint Lucille
S. Houser, Doyle W. McClaran and Wayne A. Zacour or any of them (with full power to act alone), as my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Corporation, standing in my name on its books on February 28, 2001 at the annual meeting of its Shareholders to be held at Memories Party & Conference Center, 2437-B, Back Orrville Road, Wooster, Ohio, on April 19, 2001 at 2:00 p.m., or at any adjournments thereof with all the powers the undersigned would possess if, personally present, as follows:

1. Election of Directors

                                                           WITHHOLD AUTHORITY
                           FOR THE NOMINEE                 TO VOTE FOR NOMINEE
Gwenn E. Bull                   [  ]                              [  ]
David L. Christopher            [  ]                              [  ]
Dennis B. Donahue               [  ]                              [  ]
Jeffrey E. Smith                [  ]                              [  ]

2. To ratify the engagement of Crowe, Chizek and Company LLP, as the
   independent auditor. [ ] FOR   [ ] AGAINST  [ ] ABSTAIN

3. Whatever other business may be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Corporation or its Board of Directors at the meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH NOMINEE AND EACH PROPOSITION LISTED ABOVE UNLESS "WITHHOLD," "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Number of Shares owned ___________                          Dated _________________, 2001

When signing as attorney, executor, administrator,          _____________________________
trustee or guardian, please give full title.  If more
than one trustee, all should sign.  ALL JOINT OWNERS        _____________________________
MUST SIGN.                                                  Signature of Shareholder(s)